As filed with the Securities and Exchange Commission on June 12 , 1996


                                                  Registration No.______________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                       PALOMAR MEDICAL TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   04-3128178
                     ---------------------------------------
                     (I.R.S. employer identification number)

        66 Cherry Hill Drive, Beverly, Massachusetts 01915 (508) 921-9300
        -----------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



                                Douglas L. Baraw
                              Corporate Controller
                       Palomar Medical Technologies, Inc.
                              66 Cherry Hill Drive
                          Beverly, Massachusetts 01915
                                 (508) 921-9300
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

         Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]



         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

- ---------------------------------- ------------------- --------------------- ------------------- ------------------------------
         Title of Shares              Amount to be           Proposed             Proposed
        to be Registered               Registered            Maximum              Maximum        Amount of Registration
                                                          Offering Price         Aggregate       Fee
                                                            Per Share          Offering Price
- ---------------------------------- ------------------- --------------------- ------------------- ------------------------------
Common Stock,  par value $.01 per      4,143,574              $14.75            $61,117,717                 $21,075
share.
- ---------------------------------- ------------------- --------------------- ------------------- ------------------------------

         The Common Stock being registered consists of (i) 1,445,741 shares underlying Series E Convertible Preferred Stock (the "Preferred Stock") issued to GFL Advantage Fund Limited, (ii) 304,259 shares underlying a stock purchase warrant issued to GFL Advantage Fund Limited, and (iii) 115,000 shares issued in payment of brokerage commissions, (iv) 428,574 shares issued in connection with financing activities, and (v) 1,850,000 shares underlying various stock purchase warrants issued in connection with consulting agreements, compensation, an agreement for release and settlement, and financing activities, all as described in the Selling Stockholders and Plan of Distribution sections of the Prospectus.

         The registration fee is calculated pursuant to Rule 457(c) of the Securities Act of 1933 by taking the average of the bid and ask price of the registrant's Common Stock, par value $.01 per share, on June 10, 1996, as reported on the NASDAQ SmallCap Market.

         Pursuant to Rule 416, there are also registered hereby such additional indeterminate number of shares of such Common Stock as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions as set forth in the terms of the Preferred Stock and the warrants referred to above.

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                       2


                    SUBJECT TO COMPLETION DATED JUNE 12, 1996


PROSPECTUS


                       PALOMAR MEDICAL TECHNOLOGIES, INC.


                        4,143,574 Shares of Common Stock
                                 consisting of:
      1,445,741 shares underlying Series E Convertible Preferred Stock; and
               304,259 shares underlying a stock purchase warrant
            115,000 shares issued in payment of brokerage commissions
              428,574 shares issued to certain persons and entities
           1,850,000 shares underlying various stock purchase warrants

         This Prospectus relates to shares of Common Stock, $.01 par value, ("Common Stock" or the "Shares") of Palomar Medical Technologies, Inc. (the "Company", the "Registrant" or "Palomar") consisting of: (i) 1,445,741 shares underlying Series E Convertible Preferred Stock (the "Preferred Stock") issued to GFL Advantage Fund Limited , (ii) 304,259 shares underlying a stock purchase warrant issued to GFL Advantage Fund Limited, (iii) 115,000 shares issued in payment of brokerage commissions, (iv) 428,574 shares issued in connection with financing activities, and (v) 1,850,000 shares underlying various stock purchase warrants issued in connection with consulting agreements, compensation, agreement for release and settlement, and financing activities. All shares to be registered hereby are to be offered by the selling stockholders listed herein (the "Selling Stockholders") and the Company will receive no proceeds from the sale of such shares. The Company has agreed to indemnify certain of the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribute to payments which such Selling Stockholders may be required to maka in respect thereof. See "Plan of Distribution".

         The Company's Common Stock, par value $.01 per share, is listed on the National Association of Securities Dealers Automated Quotation, System ("NASDAQ") and traded on the NASDAQ SmallCap Market. The last reported bid price of the Common Stock on the NASDAQ SmallCap Market on June 10, 1996 was $14.75 per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" AT PAGES 7 THROUGH 15.

         It is anticipated that usual and customary brokerage fees will be paid by the Selling Stockholders on the sale of the Common Stock registered hereby. The Company will pay the other expenses of this offering. See "Plan of Distribution". The offer of 4,143,574 shares of Common Stock by the Selling Stockholders as described in this Prospectus is referred to as the "Offering".

                                       3


                  The date of this Prospectus is June 12, 1996.

                                       4


         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                              AVAILABLE INFORMATION

         The  Company  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024 and at the public reference facilities maintained by the Commission on the 14th Floor, 75 Park Place, New York, New York 10007; Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and Suite 500 East, Securities and Exchange Commission Building, 5757 Wilshire Boulevard, Los Angeles, California 90036. Copies can be obtained from the Commission at prescribed rates by writing to the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and similar information can also be inspected and copied at the National Association of Securities Dealers, 1735 K Street, N.W., Washington, DC 20006-1500. This prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and to the Exhibits relating thereto for further information with respect to the Company and the Securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such documents filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's Annual Report on Form 10-KSB for its fiscal year ended December 31, 1995, the Company's Quarterly Report on Form 10-QSB for its quarter ending March 31, 1996, the Company's Form 8-K filed with the commission on May 16, 1996, as amended by Form 8-K/A filed June 11, 1996, and the description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on June 6, 1992, as amended by Form 8 on December 17, 1992, all of which have been previously filed with the Commission, are incorporated in this Prospectus by reference. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the termination of the offering made hereby are also incorporated by reference herein and made a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Prospectus or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement. The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of all documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such

                                       5


documents). Requests for such copies should be directed to: Deborah R. Randazza, Palomar Medical Technologies, Inc., 66 Cherry Hill Drive, Beverly, Massachusetts 01915; telephone number (508) 921 - 9300.

                               PROSPECTUS SUMMARY

         The following summary information is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus or incorporated herein by reference and the financial statements which are incorporated herein by reference.

THE COMPANY........................................  Palomar  Medical  Technologies,  Inc. (the "Company") has two business segments:  medical  products  and  electronic  products.  The  medical
                                                     products  are  under  various  stages  of  development   and  clinical
                                                     trials.  The  Company  does  derive  revenue  from the sale of medical products by its acquired  subsidiaries  Spectrum Medical Technologies,
                                                     Inc.  and  Tissue  Technologies,   Inc.  The  flexible  circuit  board
                                                     business,  of the  electronic  products  segement,  is  the  principal source of the Company's revenues.

RISK FACTORS.......................................  The Offering involves substantial risk.  See "Risk Factors".

SECURITIES OFFERED.................................  4,143,574 shares of Company Common Stock, par value $.01 per share.

OFFERING PRICE.....................................  All or part of the  Shares  offered  hereby  may be sold  from time to time  in  amounts  and  on  terms  to be  determined  by  the  Selling
                                                     Stockholders at the time of sale.

USE OF PROCEEDS....................................  The Company will receive no part of the proceeds  from the sale of the shares registered pursuant to this Registration Statement.

SELLING STOCKHOLDERS...............................  The Shares being  offered  hereby are being offered for the account of
                                                     the  Selling   Stockholders   specified  under  the  caption  "Selling
                                                     Stockholders".

NASDAQ TRADING SYMBOL..............................  PMTI

                                       6


                                  RISK FACTORS

AN INVESTMENT IN THE SHARES  OFFERED  HEREBY  INVOLVES A HIGH DEGREE OF RISK AND
SHOULD NOT BE MADE BY PERSONS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. THE FOLLOWING FACTORS, IN ADDITION TO THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS, SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY AND ITS BUSINESS.

         HOLDING COMPANY STRUCTURE. The Company has no significant operations other than those incidental to its ownership of the capital stock of its subsidiaries. As a holding company, the Company is dependent on dividends or other intercompany transfers of funds from its subsidiaries to meet the Company's debt service and other obligations. Claims of creditors of the Company's subsidiaries, including trade creditors, will generally have priority as to the assets of such subsidiaries over the claims of the Company and the holders of the Company's indebtedness.

         LIMITED OPERATING HISTORY. Many of the Company's subsidiaries have limited operating histories and are in the development stage, and the Company is subject to all of the risks inherent in the establishement of a new business enterprise. Historically, most of the Company's revenues have been generated by its flexible circuit board component business; however, with the acquisition of Spectrum Medical Technologies, Inc. ("Spectrum"), in April 1995, 18% of the Company's revenues in 1995 have been generated by Spectrum. The Company acquired Comtel Electronics, Inc. ("Comtel") in March 1996 and Tissue Technologies, Inc. ("Tissue") in May 1996. Both Comtel and Tissue have had limited operating histories. The likelihood of success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the establishment of a new business and development of new technologies in the medical products and electronic products industries. These include, but are not limited to, government regulation, competition, the need to expand manufacturing capabilities and market expertise, and setbacks in production, product development, market acceptance and sales and marketing.

         HISTORY OF LOSSES OF SUBSIDIARIES' PRIOR TO ACQUISITION BY THE COMPANY. Dynaco Corp. ("Dynaco"), Star Medical Technologies, Inc. ("Star"), CD Titles, Inc. ("CD Titles"), Dynamem, Inc. ("Dynamem"), Comtel and Tissue each have had a history of losses prior to acquisition by the Company. There can be no assurance that these companies will achieve profitable operations or that profitable operations will be sustained if achieved.

         FINANCIAL CONDITION AND CONTINUING LOSSES. The Company incurred a net loss of $10,650,975 for the year ended December 31, 1995 and a net loss of $5,552,263 for the three month period ended March 31, 1996. In addition, the Company's supplemental financial statements filed as part of the Form 8-K/A to reflect a retroactive effect of the acquisiton of Tissue which occurred on May 3, 1996 and is being accounted for as a pooling-of-interest method reflects that the Company incurred a net loss of $12,620,678 and $7,369,462 for the year end December 31, 1995 and three months ended March 31, 1996, respectively. These losses are expected to continue for the near term and there can be no assurance that the Company will achieve profitable operations or that profitable operations will be sustained if achieved. At March 31, 1996, the Company's accumulated deficit was $33,477,242 as reflected on the supplemental financial statements. The Company anticipates incurring substantial research and development expenses, which will reduce cash available to fund current operations. The Company must continue to secure additional financing to complete its research and development activities, commercialize its current and proposed medical products, expand its current non-medical business, execute its acquisition business plan and fund ongoing operations. The Company believes that the cash generated to date from its financing activities and amounts available under its credit agreement will be sufficient to satisfy its working capital requirements through the next twelve months. However, there can be no assurance that events in the future will not require the Company to seek additional financing sooner. The Company continues to

                                       7


investigate several financing alternatives, including additional government research grants, strategic partnerships, additional bank financing, private debt and equity financing and other sources. While the Company is regularly reviewing potential funding sources in relation to its ongoing and proposed research projects, there can be no assurance that the current levels of funding or additional funding will be available, or if available, on terms satisfactory to the Company.

         MANAGEMENT OF GROWTH. Depending on the extent of its future growth, the Company may experience a significant strain on its management, operational and financial resources. The Company's ability to manage its growth effectively may require it to continue to implement and improve its operational and financial systems and may require the addition of new management personnel. The failure of the Company's management team to effectively manage growth, should it occur, could have a material adverse effect on the Company's financial condition and results of operations.

         HIGHLY COMPETITIVE INDUSTRIES. The medical, electronic and personal computer industries are characterized by intense competition.

         The medical laser industry is highly competitive and is characterized by the frequent introduction of new products. The Company competes in the development, manufacture, marketing and servicing of laser technology products with numerous other companies, some of which may have financial or marketing resources greater than those of the Company. In addition, the Company's medical products face competition from alternative medical products and procedures, such as dermabrasion, chemical peels and pharmaceutical treatment among others. There can be no assurance that the Company will be able to differentiate its products from the products of its competitors or that the marketplace will consider the Company's products to be superior to competing products or medical procedures. There can be no assurance that competitors will not develop products or that new technologies will not be developed that render the Company's products obsolete or less competitive. In addition, to the extent that the Company enters areas of business in which it has little prior existence, such as the opening of laser treatment center, the Company may not be able to compete successfully with competitors that are more established in such areas.

         In the electronics market, the Company competes with FCI, Packard Hughes Interconnect, Parlex Corporation and Teledyne EM, among others, and expects to compete with Adflex in the near future. Many if not most of the Company's current and prospective competitors are substantially larger in size and have substantially greater financial, managerial, technical, manufacturing, marketing and other resources than the Company and may introduce additional products that compete with those of the Company. There can be no assurance that the Company's products will compete favorably with the products of its competitors or that the Company will have the resources necessary to compete effectively against such companies.

         In the personal computer market, the Company expects to compete with a host of large, well-established companies, including Compaq, IBM, Packard Bell, Apple Computer, Dell Computers and Gateway. As a result of the intense competition in the personal computer market, the Company expects that gross margins on sales of its upgradeable personal computers will be extremely narrow and will require the Company to monitor its cost of goods sold with a degree of care of which the Company may not be capable. There can be no assurance that the Company will be able to contain its cost of goods sold to the degree necessary for sales of upgradeable computer products to generate significant gross margins. The Company expects to place significant reliance on independent distributors and resellers for the distribution and marketing of its products. The inability to maintain a network of independent distributors and resellers, or a reduction in sales efforts, could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, there can be

                                       8


no assurance as to the viability or financial stability of the the Company's independent distributors and resellers. The computer industry has been characterized from time to time by financial difficulties of distributors and resellers; any such problems could lead to reduced sales and could have a material adverse effect on the Company's financial condition and results of operations. There can be no assurance that the Company's products will compete favorably with the products of its competitors or that the Company will have the resources necessary to compete effectively against such companies.

         POSSIBLE FLUCTUATIONS IN QUARTERLY PERFORMANCE. The Company's results of operations have fluctuated substantially and can be expected to contiune to vary significantly. The Company's quarterly operating results depend on a number of factors, including the timing of the introduction or acceptance of new products offered by the Company or its competitors, changes in the mix of products sold by the Company, changes in regulations affecting the medical products or electronics industry, changes in the Company's operating expenses, personnel changes and general economic conditions. Fluctuations in operating results may result in volatility in the price of the Company's Common Stock.

         VOLATILITY OF STOCK PRICE. The Company believes that factors such as announcements of developments related to the Company's business, announcements by competitors, quarterly fluctuations in the Company's financial results and other factors could cause the price of its Common Stock to fluctuate, perhaps substantially. In addition, the stock market has experienced extreme price and volume fluctuations that have particularly affected the market price for many high technology companies and that have often been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the Common Stock. The trading prices of many high technology companies stocks, including the Common Stock, are at or near their historical highs, and reflect price/earnings ratios substantially above historical norms. There can be no assurance that the trading price of the Common Stock will remain at or near its current level.

         GOVERNMENT REGULATION. The Company's medical business segment and, to a lesser degree, its electronics business segment are subject to regulation in the United States and abroad. Failure to comply with applicable regulatory requirements can result in fines, denial or suspension of approvals, seizures or recall of products, operating restrictions and criminal prosecutions. Furthermore, changes in existing regulations or adoption of new regulations could prevent the Company from obtaining, or affect the timing of, future regulatory approvals.

                  MEDICAL SEGMENT

         All medical devices, including those sold by the Company, are subject to regulation by the United States Food and Drug Administration (the "FDA") under the Medical Device Amendments of the United States Food, Drug and Cosmetics Act (the "Act"). The Company's business, financial condition and operations are critically dependent upon timely receipt of FDA regulatory approvals.

                           FDA APPROVAL STATUS FOR COSMETIC LASER PRODUCTS

         Other than the Ruby laser sold by Spectrum and the Tru-Pulse laser sold by Tissue, the Company's medical products have not received approval from the FDA. In September 1995, the Company filed an application for clearance with the FDA to commercially market its EpiLaseTM system pursuant to section 510 (k) of the Act. Management believes the information submitted to the FDA is adequate for the review process, however, the Company has yet to be notified as to the formal status of the 510(k) filing. In the event the

                                       9


Company changes laser specifications of its laser, it may be required to obtain FDA clearance pursuant to a new 510 (k) application.

         The Company is also investigating other applications in dermatology for its laser systems. It will be required to obtain FDA clearance before commercially marketing any other application. The Company believes that it will be able to seek such clearance under the 510 (k) application process; however, no assurance can be given that the FDA will not require the Company to follow the more extensive and time-consuming Pre-Market Approval ("PMA") process. FDA review of a 510 (k) application currently averages about seven to twelve months and requires limited clinical data, while a PMA review can last for several years and require substantially more clinical data.

         The FDA also imposes various requirements on manufacturers and sellers of products under its jurisdiction, such as labeling, good manufacturing practices, record keeping and reporting requirements. The FDA also may require post-market testing and surveillance programs to monitor a product's effects. There can be no assurance that the appropriate clearances from the FDA will be granted, that the process to obtain such clearances will not be excessively expensive or lengthy or that the Company will have sufficient funds to pursue such clearances.

         No assurance can be given that FDA approval will be obtained for the Company's current or proposed medical products on a timely basis, if at all. The medical products segment of the Company's business, is, and will continue to be, critically dependent upon FDA approval of its current and proposed medical products. Delays or failure to obtain such approval would have a material adverse effect on the Company.

                           OTHER GOVERNMENT APPROVALS FOR MEDICAL PRODUCTS

         In order to be sold outside the United States, the Company's products are subject to FDA permit requirements that are conditioned upon clearance by the importing country's appropriate regulatory authorities. Many countries also require that imported products comply with their own or international electrical and safety standards. In November 1992, the Company obtained approval certifying compliance with certain international electrical and safety regulations applicable to its pulsed dye laser. Additional approvals may be required in other countries. The Company has yet to apply for international approval for its diode laser for use in cosmetic surgery and dermatology.

         The Company is subject to the laser radiation safety regulations of the Act administered by the National Center for Devices and Radiological Health ("CDRH") of the FDA. These regulations require a laser manufacturer to file new product and annual reports, to maintain quality control, product testing and sales records, to distribute appropriate operation manuals, to incorporate certain design and operating features in lasers sold to end-users and to certify and label each laser sold to end-users as one of four classes of lasers (based on the level or radiation from the laser). In addition, various warning labels must be affixed on the product and certain protective devices must be installed depending upon the class of product. Under the Act, the Company is also required to register with the FDA as a medical device manufacturer and is subject to inspection on a routine basis by the FDA for compliance with Good Manufacturing Practice ("GMP") regulations. The GMP regulations impose certain procedural and documentation requirements upon the Company relevant to its manufacturing, testing and quality control activities. The CDRH is empowered to seek fines and other remedies for violations of these regulatory requirements. The Company believes that it is currently in compliance with these regulations.

                                       10


         No assurance can be given that required governmental approvals will be obtained for the Company's current or proposed medical products on a timely basis, if at all. The medical products segment of the Company's business, is, and will continue to be, critically dependent upon such approvals. Delays or failure to obtain such approvals would have a material adverse effect on the Company.

                  ELECTRONIC SEGMENT

         A significant percentage of the total sales of the flexible circuit board component business of the Company, which accounts for most of the sales of the Company, are the result of either a subcontract or a direct contract for government programs funded by the U.S. military. Generally, government contracts and subcontracts are terminable for the convenience of the government. Cutbacks in military spending for certain programs or lack of military spending in general could have a material adverse effect on the sales of the flexible circuit board component business of the Company.

         Flexible circuit board component sales to the U.S. military are subject to certain military certifications. These certifications are based upon compliance with specification standards set by the U.S. military. The Company is subject to periodic audit and review from U.S. government agencies to ensure compliance under criteria set forth by these agencies. Failure to meet or exceed criteria set forth could result in a suspension or disqualification of certain certifications. Such suspension or disqualification could have a material adverse effect on the Company.

                           COMPUTER PRODUCTS ARE SUBJECT TO CERTAIN FCC
                           GUIDELINES

         The computer products manufactured by the Company are subject to certain guidelines promulgated by the Federal Communications Commission. Failure to meet criteria set forth could have a material adverse effect on the Company's flexible computer products business.

         UNCERTAIN MARKET ACCEPTANCE. The Company has developed new products in the medical products segment and the electronic products segment. As with any new products , there is substantial risk that the marketplace may not accept or be receptive to the potential benefits of such products. Market acceptance of the Company's current and proposed products will depend, in large part, upon the ability of the Company or any marketing partners to demonstrate to the marketplace the advantages of the Company's products over other types of products. There can be no assurance that applications or uses for the Company's current and proposed products will be accepted by the marketplace or that any of the Company's current or proposed products will be able to compete effectively.

         UNCERTAINTY IN THE HEALTHCARE INDUSTRY. The healthcare industry is subject to changing political, economic and regulatory influences that may affect the procurement practices and operation of healthcare industry participants. During the past several years, state and federal government regulation or reimbursement rates and capital expenditures in the United States healthcare industry has increased. Lawmakers continue to propose programs to reform the United States healthcare system, which may contain programs to increase governmental involvement in healthcare, lower Medicare and Medicaid reimbursement rates or otherwise change the operating environment for the Company's customers. Healthcare industry participants may react to these proposals by curtailing or deferring investments, including investments in the Company's products.

                                       11


         DEPENDENCE ON OTHERS FOR TECHNOLOGY, DEVELOPMENT AND LICENSING. The Company has entered into a number of research agreements with recognized research hospitals and clinical laboratories. These research institutions include the Oregon Medical Laser Center at the Heart Institute of St. Vincent Hospital and Medical Center in Portland, Oregon (the "Heart Institute"), the Wellman Labs at Massachusetts General Hospital and the Otolaryngology Research Center for Advanced Endoscopic Applications at New England Medical Center ("New England Medical Center"), Boston, Massachusetts. The Company provides research funding, laser technology and optics know-how in return for licensing agreements with respect to specific medical applications and patents. Management feels that this method of conducting research and development provides a higher level of technical and clinical expertise than it could provide on its own and in a more cost efficient manner. There can be no assurance, however, that these research agreements will provide the Company with marketable products in the future or that any of the products developed under these agreements will be profitable for the Company.

         TECHNOLOGICAL OBSOLESCENCE. Both the medical products segment and the electronics segment are characterized by extensive technological developments and the rapid pace experienced over the past few decades is expected to continue. The Company's failure to develop products in a timely manner in response to changes in the industry, whether for financial, technological or other reasons, will have a material adverse effect on the Company's business, financial condition and results of operations.

         The medical industry is characterized by extensive research and development and rapid technological change. The flexible circuit board component industry is characterized by large capital investments in new automated processes and state of the art fabrication techniques. Development by others of new or improved products, processes or technologies may make the Company's products or proposed products obsolete or less competitive. The Company will be required to devote continued efforts and financial resources to enhancement of its existing products and development of new products for the medical marketplace. There can be no assurance that the Company will have the financial resources or the technological capability necessary to carry out such product enhancement and development.

         In order to participate effectively in either the electronics interconnect or the personal computer industries, the Company must continue to make large capital investments in new automated processes and state-of-the-art fabrication techniques. Development by others of new or improved products, processes or technologies may make the Company's products or proposed products obsolete or less competitive. The Company will be required to devote continued efforts and financial resources to enhance its existing products and develop new products. There can be no assurance that the Company will have the financial resources or the technological capability necessary to carry out such product enhancement and development.

         POSSIBLE PATENT INFRINGEMENTS. In the medical products segment, the Company is aware of patents relating to laser technologies used in certain applications that the Company intends to pursue, which, if valid and enforceable, may be infringed by the Company. The Company has obtained opinions of counsel that the Company is not infringing on patents held by others, however these opinions have not been challenged in the courts. If the Company's current or proposed products are, in the opinion of patent counsel, infringing on any of these patents, the Company intends to seek non-exclusive, royalty-bearing licenses to such patents, but there can be no assurance that any such license would be available on favorable terms, or at all. In the electronic products segment, the Company has not been notified that it is currently infringing on any patents nor has it been subject of any patent infringment action. No assurance can be given that infringement claims will not be made or that the Company would prevail in any legal action with respect thereto. Defense of a claim of infringement would be costly and could have a material adverse effect on the Company's business, even if the Company were to prevail.

                                       12


         LACK OF PATENT  PROTECTION.  The  Company  intends  to  pursue  various avenues that it deems appropriate to protect its technology. There can be no assurance, however, that the Company will file any additional patent applications or that any patent applications that have been, or may be, filed will result in issued patents, or that any patent, patent application, know-how, license or cross license will afford any protection or benefit to the Company.

         The medical device market has been characterized by substantial litigation regarding patent and other intellectual property rights. In both the medical products and the electronic products segments, litigation, which could result in substantial cost to and diversion of effort by the Company, may be necessary to protect trade secrets or know-how owned by or licensed to the Company or to determine the enforceability, scope and validity of the proprietary rights of others. Adverse determination in litigation or interference proceedings could subject the Company to significant liabilities to third parties, require the Company to seek licenses from third parties and could prevent the Company from manufacturing and selling its products, all of which could have a material adverse effect on the Company's business, financial condition and results of operations.

         ATTRACTION AND RETENTION OF QUALIFIED PERSONNEL. The Company's ability to develop, manufacture and market all of its products, and to attain a competitive position within the medical products, personal computer and flexible circuit board component industries, will depend, in large part, on its ability to attract and retain qualified personnel. Competition for qualified personnel in these industries is intense and the Company will be required to compete for such personnel with companies having substantially greater financial and other resources. The Company's inability to attract and retain such personnel could have a material adverse effect upon its business.

         ISSUANCE OF PREFERRED STOCK COULD AFFECT RIGHTS OF COMMON STOCKHOLDERS. The Company is authorized to issue up to 5,000,000 shares of Preferred Stock, $.01 par value. The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions. In February 1996, the Company issued 6,000 shares of Series D Convertible Preferred Stock at a price of $1,000 per share, which is convertible into Common Stock at 80% of the daily mean average closing price of the common stock on the ten preceding trading days, but in no event less than $4.50 or more than $6.00. The Board of Directors has reserved 1,333,333 shares of Common Stock for issuance upon conversion of the Series D Preferred Stock. As of the date of this Offering, none of the Series D Preferred Stock has been converted. In April 1996, the Company issued 10,000 shares of Series E Preferred Stock at a price of $1,000 per share. The Series E Convertible Preferred Stock, together with any accrued but unpaid dividends, can be converted into shares of Common Stock at 85% of the average closing bid price for the three trading days immediately preceding the conversion date, but in no event less than $7.50 or more than $11.50. The Board of Directors has reserved 1,400,000 shares of Common Stock for issuance upon conversion of the Series E Preferred Stock. As of the date of this Offering, none of the Series E Preferred Stock has been converted. The issuance of any such Preferred Stock could affect the rights of the holders of Common Stock, and therefore, reduce the value of the Common Stock. In particular, specific rights granted to future holders of Preferred Stock could be used to restrict the Company's ability to merge with or sell its assets to a third party, thereby preserving control of the Company by the existing control group.

         ISSUANCE  OF  RESERVED  SHARES.  As of May 29,  1996,  the  Company had
26,243,761 shares of Common Stock outstanding. The Company has reserved an additional 10,977,910 Shares as follows: (1) 1,464,400 shares

                                       13


of Common Stock for issuance to key employees, officers, directors, consultants and advisors pursuant to the Company's Stock Option Plans; (2) 254,115 Shares for issuance to employees, officers and directors pursuant to the Company's 401(k) Plan; (3) 6,480,321 shares for issuance upon exercise of three, four and five year Warrants issued to certain lenders, investors, consultants, directors, officers and a principal stockholder (a portion of which are subject to certain anti-dilutive adjustment; (4) 1,333,333 shares for issuance upon conversion of the 6,000 shares of Series D Preferred Stock; and (5) 1,445,741 shares for issuance upon conversion of the 10,000 shares of Series E Preferred Stock. All of the foregoing reserved Shares are, or the Company intends for them shortly to be, registered with the Commission and therefor freely saleable on Nasdaq or elsewhere. The existence of such reserved Shares may prove to be a hindrance to future financing by the Company and the existence and/or sale into the market of such Shares may have a depressive effect on the market price of the Shares in the future.

         The Company has filed with the Commission preliminary proxy materials with repect to a Special Meeting of Shareholders to be held on July 19, 1996, at which the shareholders of the Company will be requested to approve, amoug other things, an amendment to the Company's Certificate of Incorporation to increase the amount of Shares authorized to be issued from the existing amount of 40,000,000 Shares to a proposed amount of 100,000,000 Shares. In the event the shareholders do not approve the additional number of authorized shares, the Company's ability to raise additional funds would be materially adversely affected.

          PRODUCT LIABILITY EXPOSURE. Medical product companies face an inherent business risk of financial exposure to product liability claims in the event that the use of their products results in personal injury. The Company's products are and will continue to be designed with numerous safety features, but it is possible that a patient could be adversely affected by use of one of the Company's products or that a death could occur. Further, in the event that any of the Company's products prove to be defective, the Company may be required to recall and redesign such products. Although the Company has not experienced any material losses due to product liability claims to date, there can be no assurance that it will not experience such losses in the future. The Company maintains liability insurance; however, there can be no assurance that such coverage will continue to be available on terms acceptable to the Company or that such coverage will be adequate for liabilities actually incurred. In the event the Company is found liable for damages in excess of the limits of its insurance coverage, or if any claim or product recall results in significant adverse publicity against the Company, the Company's business, financial condition and results of operations could be materially and adversely affected. In addition, although the Company's products have been and will continue to be designed to operate in a safe manner, and although the Company attempts to educate medical personnel with respect to the proper use of its products, misuse of the company's products by medical personnel over whom the compete cannot exert control may result in the filing of product liability claims or significant adverse publicity against the Company.

     DEPENDENCE ON SUPPLIERS. The Company relies on outside suppliers for substantially all of its manufacturing supplies, parts and components. Although to date the Company has not encountered any difficulty in obtaining an adequate supply of these materials, there can be no assurance that the Company will not encounter such difficulties in the future. Pyralux(R), an integral component of most of the Company's flexible circuit products, is manufactured exclusively by E.I. du Pont de Nemours and Company ("DuPont"), a Delaware corporation. Although the Company has a written agreement with DuPont under which DuPont will supply the Company with all of its requirements for Pyralux, there can be no assurance that the Company will be able to obtain a sufficient supply of Pyralux to fulfill orders for its products in a timely manner, if at all. A shortage of necessary parts and components or the inability of the Company to obtain such parts and components would have a material adverse effect on the Company's business, financial condition and results of operations.

                                       14


         In addition, CO2 laser tubes, an integral component of Tissue's Tru Pulse Laser system, are manufactured exclusively by Pulse Systems, Inc. There can be no assurance that the Company will be able to obtain sufficient supply of CO2 laser tubes to fulfill orders for its products in a timely manner, if at all.

         HAZARDOUS SUBSTANCE AND ENVIRONMENTAL CONCERNS. The manufacture of substrate interconnect products involves numerous chemical solvents and other solid, chemical and hazardous wastes and materials. Dynaco is subject to a variety of environmental laws relating to the generation, storage, handling, use, emission, discharge and disposal of these substances. Dynaco believes that it operates its facilities in substantial compliance with existing environmental laws and regulations. In June 1989 and April 1994, Dynaco conducted environmental studies of its Tempe, Arizona substrate manufacturing facility and did not discover any contamination requiring remediation.

         Failure to comply with proper hazardous substance handling procedures or violation of environmental laws and regulations would have a material adverse effect on the Company.

                                   THE COMPANY

         The Company was organized to design, manufacture and market lasers, delivery systems and related disposable products for use in medical cosmetic procedures. The Company currently operates in two business segments: medical products and electronic products. In the medical products segment, the Company manufactures and markets FDA approved ruby lasers and CO2 lasers for skin resurfacing. The Company also is developing ruby, pulse dye and diode medical lasers for use in clinical trials and is engaged in the research and development of additional medical and surgical products. The Company has expanded its efforts in the cosmetic laser area through a series of product development activities, acquisitions and strategic alliances that target patient self pay procedures performed in doctors' offices and clinics. Principal among these are the development of a ruby laser system for treating unwanted hair which is pending FDA approval. The laser hair removal and skin resurfacing products are both significant to the Company's strategic plan. The Company has entered into a number of research agreements with recognized research hospitals and clinical laboratories. The Company provides research funding, laser technology and optics know-how in return for licensing agreements to specific medical applications and patents. Management feels that this method of conducting research and development provides a higher level of technical and clinical expertise than it could provide on its own and in a more cost efficient manner. To date, some of the Company's medical laser products are undergoing clinical trials and have not received FDA approval.

         In the electronic products segment, the Company manufactures high density, flexible electronic circuitry for use in industrial, military and medical devices. The Company is also introducing a number of proprietary products targeted to service the personal computer industry. Some of the Company's electronic products are being incorporated into its laser systems. These new products include a series of proprietary computer memory modules that double the memory capacity of traditional memory modules using the same interface as well as a user-friendly upgradable personal computer that management believes will decrease the level of technical obsolescence found with most personal computers in the market.

         The Company also makes early stage investments in core technologies and companies that management feels are strategic to the Compay's business or will yield a higher than average financial return to support the Company's core business. Some of these investments are with companies that are related to some of the directors and officers of the Company.

                                       15


         In September 1995, the Company established Palomar Electronics Corporation, a wholly-owned subsidiary, as part of a plan to separate the electronics and computer segments of the business from the medical laser segments of the business.


                                 USE OF PROCEEDS

         The Company will receive no part of the proceeds from the sale of any of the Shares by the Selling Stockholders.

                                       16


                              SELLING STOCKHOLDERS

         The following table sets forth information concerning the beneficial ownership of shares of Common Stock by the Selling Stockholders as of the date of this Prospectus and the number of such shares included for sale in this Prospectus assuming the sale of all Shares being offered by this Prospectus. A description of the transactions under which the Selling Stockholders received the Common Stock being registered herein is set forth under the heading "Plan Of Distribution" which follows this table. To the best of the Company's knowledge, except as stated in the Prospectus, the Selling Stockholders have not held any office or maintained any material relationship with the Company or any of its predecessors or affiliates over the past three years. The Selling Stockholders reserve the right to reduce the number of shares offered for sale or to otherwise decline to sell any or all of the Shares registered hereunder.

                                             Shares                  Shares                 Shares
                                             owned                   to be                  owned
Selling                                      prior to                sold in                after
Stockholders                                 Offering(1)             Offering               Offering(2)
- ------------                                 -----------             --------               -----------
GFL Advantage Fund Limited (3)                 1,750,000               1,750,000                      0
C/O CITCO
Kaya Flamboyan 9
Curacao, Netherlands Anntilles

Ronald G. Wheeland, MD (4)                       400,000                 400,000                      0
66 Cherry Hill Drive
Beverly, MA  01915

Steven Georgiev (5)                              924,154                 300,000                624,154   2.3%
66 Cherry Hill Drive
Beverly, MA  01915

Michael H. Smotrich (5)                          694,000                 250,000                444,000   1.7%
66 Cherry Hill Drive
Beverly, MA  01915

Joseph E. Levangie (5)                           464,500                 150,000                314,500   1.2%
66 Cherry Hill Drive
Beverly, MA  01915

Joseph P. Caruso (5)                             666,826                 150,000                516,826   2.0%
66 Cherry Hill Drive
Beverly, MA  01915

Carol A. Smith (7)                               150,000                 150,000                      0
P.O. Box 2012
Santa Fe, NM  87504

                                       17


Arista High-Tech Growth Fund, Ltd. (8)           114,810                 114,810                      0
Dr. Roy's Drive
Georgetown, Grand Cayman
Cayman Islands, Bristish West
Indies

James Z. Holtz (6)                                99,890                  99,890                      0
66 Cherry Hill Drive
Beverly, MA  01915

John Harbaugh (9)                                 90,000                  90,000                      0
41 Kirkby Trail
Fairport, NY  14450

Anthony J. Cataldo (10)                           73,000                  73,000                      0
63 North East Village Road
Concord, NH  03301

Robbert E. Grove (6)                              72,648                  72,648                      0
66 Cherry Hill Drive
Beverly, MA  01915

Stanley Wunderlich (11)                           60,000                  60,000                      0
41 Kirkby Trail
Fairport, NY  14450

Maurice Needham (5)                               50,000                  50,000                      0
66 Cherry Hill Drive
Beverly, MA  01915

Lyle Jensen (5)                                   50,000                  50,000                      0
66 Cherry Hill Drive
Beverly, MA  01915

Albert Agbay (5)                                  50,000                  50,000                      0
66 Cherry Hill Drive
Beverly, MA  01915

Fritz A. Brauer (12)                              50,000                  50,000                      0
2182 El Camino Real
Suite 209
Oceanside, CA  92054

A.J. Nassar (13)                                  50,000                  50,000                      0
210 Town Park Drive
Kennewsaw, GA  30314

                                       18


BlueStone Capital Partners, L.P.(14)              50,000                  50,000                      0
575 Fifth Avenue
New York, NY  10017

Histon Financial Services, Inc.  (15)             45,000                  45,000                      0
551 Fifth Avenue, Suite 605
New York, NY  10017

Egger & Co. (16)                                  44,821                  44,821                      0
c/o The Chase Manhattan Bank, N.A.
P.O. Box 1508
Church Street Station
New York, NY  10008

David C. Mundinger (6)                            36,324                  36,324                      0
66 Cherry Hill Drive
Beverly, MA  01915

Howard Schraub (10)                               30,000                  30,000                      0
6447 Camino De La Costa
LaJolla, CA  92037

Randall Verinhout (10)                             8,000                   8,000                      0
3481 Lakeside Drive
Atlanta, FA  30326-1337

Berkshire International Finance,                   6,000                   6,000                      0
Inc. Pension Plan  (15)
551 Fifth Avenue, Suite 605
New York, NY  10017

Michael Hawkins (10)                               4,000                   4,000                      0
990 Hammond Drive, Suite 740
Atlanta, GA  30328

David Holtz (6)                                    5,449                   5,449                      0

Adrianna Scheibner (6)                             3,632                   3,632                      0


Totals                                         6,043,054               4,143,574              1,899,480

- --------------------------------------------------------------------------------

                                       19


1. Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the ownership of such individual or group.

2. The amount and (if one percent or more) the percentage of outstanding Common Stock. The terms of the Series E Convertable Preferred Stock provide that in no event shall GFL Advantage Fund Limited be entitled to convert any shares thereof if the issuance of shares of Common Stock upon a proposed conversion, when the shares to be so issued are counted together with other shares of Common Stock beneficially owned by GFL Advantage or any associate or affiliate of or adviser to GFL Advantage (collectively, the "GFL Persons"), (other than shares so owned through ownership of Series E Preferred Stock), would result in a GFL Person beneficially owning more than 4.9% of the outstanding shares of Common Stock.

3. Represents the number of shares of Common Stock reserved for issuance upon conversion of 10,000 shares of Series E Convertible Preferred Stock and 304,259 shares underlying a Warrant. GFL Advantage Fund Limited acquired the Preferred Stock at $1,000 per share for an aggregate conversion amount of $10,000,000. Under the terms of the Certificate of Designation, the conversion amount of the Preferred Stock, together with any accrued but unpaid dividends, can be converted into shares of Common Stock at a conversion price which is the lower of $11.50 or 85% of the average closing bid price for the three trading days immediately preceding the conversion date. In any event, the floor conversion price shall be no lower than $7.50 per share. Dividends accrue at the rate of 7% per annum.

4. Represents shares issuable pursuant to a Warrant exercisable for Common Stock at $9.50 per share and vesting over a three year period as follows:
     150,000 shares after the first year, 150,000 shares after the second year, and 100,000 shares after the third year.

5. Represents shares issuable pursuant to Warrants exercisable for Common Stock at $6.75 per share through 2/5/01 issued as bonuses and incentives for management. The following is a disclosure of the Selling Stockholders who have held office or maintained a material relationship with the
     Company:

         Person                     Relationship                                                 Company
- ---------------------------------------------------------------------------------------------------------------------------
         Steve Georgiev             Chairman of the Board and Chief Executive Officer   Palomar Medical
                                                                                        Technoligies, Inc.

         Michael H. Smotrich        President and Chief Operating Officer               Palomar Medical
                                                                                        Technologies, Inc.

         Joseph E. Levangie         Director                                            Palomar Medical
                                                                                        Technologies, Inc.

         Joseph P. Caruso           Vice President, Chief Financial Officer and         Palomar Medical
                                    Treasurer                                           Technologies, Inc.

         Maurice Needham            Chairman of the Board                               Palomar Electronics
                                                                                        Corporation

                                       20


                                    Corporation and Chief Executive Officer             Dynaco Corporation

         Lyle Jensen                President                                           Dynaco Corporation

         Albert Agbay               President                                           Nexar Corporation

6. Represents Common Stock issued to own 100% of the stock of Star Medical Technologies. The following is a disclosure of the Selling Stockholders who have held office or maintained a material relationship with the Company:

         Person                     Relationship                                                 Company
- ---------------------------------------------------------------------------------------------------------------------------
         Jim Z. Holtz               President                                           Star Medical
                                                                                        Technoligies, Inc.

         Robert E. Grove            Vice-President                                      Star Medical
                                                                                        Technologies, Inc.

7. Represents 150,000 shares issuable pursuant to a Warrant exercisable for Common Stock at $7.69 per share though 2/7/01 issued in payment of commissions in connection with market research and consulting.

8.   Represents shares of Common Stock issued at $8.16 per share.

9. Represents 90,000 shares issuable pursuant to a Warrant exercisable for Common Stock at $7.69 per share though 2/7/01 issued in payment of commissions in connection with market research and consulting.

10. Represents Common Stock issued in payment of fees in connection with brokerage services.

11. Represents 60,000 shares issuable pursuant to a Warrant exercisable for Common Stock at $7.69 per share though 2/7/01 issued in payment of commissions in connection with market research and consulting.

12. Represents 50,000 shares issuable pursuant to a Warrant exercisable for Common Stock at $7.00 per share though 2/6/99 issued in payment of commissions in connection with market research and consulting.

13. Represents 50,000 shares issuable pursuant to a Warrant exercisable for Common Stock at $10.375 per share though 3/29/99 issued in payment of fees in connection with brokerage services.

14. Represents shares issuable pursuant to Warrants exercisable for Common Stock at $5.00 per share through 10/18/98 issued as compensation for market research and consulting.

15.   Represents shares of Common Stock issued at $8.40 per share.

16.   Represents shares of Common Stock issued at $10.04 per share.


                              PLAN OF DISTRIBUTION

                                       21


         Of the 4,143,574 shares being registered herein for sale by the Selling Stockholders, (a) 1,445,741 shares underlie 10,000 shares of Series E Convertible Preferred Stock, which are convertible to Common Stock as described in footnote 3 to the Selling Stockholders table above, (b) 304,259 shares underlie a Warrant, as described in footnote 3 to the Selling Stockholders table above, and (c) 115,000 shares were issued in payment of brokerage commissions as described in footnote 10 to the Selling Stockholders table above, (d) 428,574 shares were issued in connection with financing activities as described in footnote, 6, 8, 15 and 16 to the Selling Stockholders table above, and (e) 1,850,000 shares underlying various stock purchase warrants issued in connection with consulting agreements, compensation and financing activities as described in footnotes 4, 5, 7, 9, 11, 12, 13 and 14 to the Selling Stockholders table above.

         The Selling Stockholders may sell the Common Stock registered in connection with this Offering on the NASDAQ market system or otherwise. There will be no charges or commissions paid to the Company by the Selling Stockholders in connection with the issuance of the Shares. It is anticipated that usual and customary brokerage fees will be paid by the Selling Stockholders upon sale of the Common Stock offered hereby. The Company will pay the other expenses of this Offering. The Shares may be sold from time to time by the Selling Stockholders, or by pledges, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of NASDAQ; and (d) ordinary brokerage transactions. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholders in amounts to be negotiated prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

         The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments which the Selling Stockholders will be required to make in respect thereof.

                                     EXPERTS

         The audited financial statements incorporated by reference in this Prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein upon the authority of said Firm as experts in giving said reports.

                                 LEGAL OPINIONS

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Foley, Hoag & Eliot, One Post Office Square, Boston, Massachusetts 02109.

                                       22


     DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                       23


                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses in connection with the issuance and distribution of the Common Stock to be registered are estimated (except for the Securities and Exchange Commission filing fee) below. All such expenses will be paid by the Registrant.

           Securities and Exchange Commission Filing Fee                $21,075
           Accounting Fees and Expenses                                   2,500
           Legal Fees and Expenses                                        4,000
           Blue Sky Filing Fees and Expenses                                500
           Printing and Mailing Costs                                       100
           Transfer Agent Fees                                              500
           Miscellaneous                                                    500
                                                            --------------------
                                    Total Expenses                      $29,175
                                                            ====================


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was deemed illegal or obtaining an improper personal benefit. The Company's Certificate of Incorporation includes the following language:

"To the maximum extent permitted by Section 102(b)(7) of the General Corporation Laws of Delaware, a director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

         Section 145 of the General Corporation Law of the State of Delaware generally provides that a corporation may indemnify any director, officer, employee or agent against expenses, judgments, fines and amounts paid in settlement in connection with any action against him by reason of his being or having been such a director, officer, employee or agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made, however, if he is adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless a court determines that he is nevertheless entitled to indemnification. If he is successful on the merits or otherwise in defending the action, the corporation must indemnify him against expenses actually and reasonably incurred by him. Article IX of the Company's Bylaws provides indemnification as follows:

                                       24


INDEMNIFICATION

SECTION 1. Actions, Etc. Other Than by or in the Right of the Corporation. The Corporation shall, to the full extent legally permissible, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding, and all appeals (but excluding any such action, suit or proceeding by or in the right of the Corporation), by reason of the fact that such person is or was a director, executive officer (as hereinafter defined) or advisory council member of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct in question was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that the conduct in question was unlawful. As used in this Article IX, an "executive officer" of the Corporation is the president, treasurer, a vice president given the title of executive vice president, or any officer designated as such pursuant to vote of the Board of Directors.

SECTION 2. Actions. Etc. by or in the Right of the Corporation. The Corporation shall, to the full extent legally permissible, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit, including appeals, by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director or executive officer of the Corporation as defined in Section 1 of this Article, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 3. Determination of Right of Indemnification. Any indemnification of a director or officer (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that such indemnification is proper in the circumstances because the director or executive officer has met the applicable standard of conduct as set forth in Sections 1 and 2 hereof. Such a determination shall be reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) (if such a quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, or
(iii) by the stockholders.

                                       25


SECTION 4. Indemnification Against Expenses of Successful Party. Notwithstanding any other provision of this Article, to the extent that a director or officer of the Corporation has been successful in whole or in part on the merits or otherwise, including the dismissal of an action without prejudice, in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against all expenses incurred in connection therewith.

SECTION 5. Advances of Expenses. Expenses incurred by a director or officer in any action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of thereof, if such person shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum of disinterested directors, or (ii) (if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Board of Directors or such counsel at the time such determination is made, such person has not met the relevant standards set forth for indemnification in
Section 1 or 2, as the case may be.

SECTION 6. Right to Indemnification Upon Application: Procedure Upon Application. Any indemnification or advance under Sections 1, 2, 4 or 5 of this Article shall be made promptly, and in any event within ninety days, upon the written request of the person seeking to be indemnified, unless a determination is reasonably and promptly made by the Board of Directors that such person acted in a manner set forth in such Sections so as to justify the Corporation's not indemnifying such person or making such an advance. In the event no quorum of disinterested directors is obtainable, the Board of Directors shall promptly appoint independent legal counsel to decide whether the person acted in the manner set forth in such Sections so as to justify the Corporation's not indemnifying such person or making such an advance. The right to indemnification or advances as granted by this Article shall be enforceable by such person in any court of competent jurisdiction, if the Board of Directors or independent legal counsel denies the claim therefor, in whole or in part, or if no disposition of such claim is made within ninety days.

SECTION 7. Other Right and Remedies: Continuation of Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, Vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. All rights to indemnification or advancement under this Article shall be deemed to be in the nature of contractual rights bargained for and enforceable by each director and executive officer as defined in Section 1 of this Article who serves in such capacity at any time while this Article and other relevant provisions of the General Corporation Law of the State of Delaware and other applicable laws, if any, are in effect. All right to indemnification under this Article or advancement of expenses shall continue as to a person who has ceased to be a director or executive officer, and shall inure to the benefit of the heirs, executors and administrators of such a person. No repeal or modification of this Article shall adversely affect any such rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The Corporation shall also indemnify any person for attorneys' fees, costs, and expenses in connection with the successful enforcement of such person's rights under this Article.

                                       26


SECTION 8. Other Indemnities. The Board of Directors may, by general vote or by vote pertaining to a specific officer, employee or agent, advisory council member or class thereof, authorize indemnification of the Corporation's employees and agents, in addition to those executive officers and to whatever extent it may determine, which may be in the same manner and to the same extent provided above.

SECTION 9. Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, advisory council member or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

SECTION 10. Constituent Corporations. For the purposes of this Article, reference to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

SECTION 11. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, executive officer, advisory council member, and those employees and agents of the Corporation granted indemnification pursuant to Section 3 hereof as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding, and all appeals, and any action by the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.

SECTION 12. Other Enterprises, Fines, and Serving at Corporation's Request. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation" as referred to in this Article.

                                       27


ITEM 16. EXHIBITS

                  The following documents have been previously filed as Exhibits and are incorporated herein by reference except those exhibits indicated with an asterisk which are filed herewith:

         Exhibit No.       Description
         -----------       -----------
         4(a)              Certificate of Incorporation,  as Amended,  incorporated by reference to Exhibit No. 4(a) of the
                           Company's Registration Statement on Form S-3 [Reg. No. 33-97760] filed October 4, 1995

         4(b)              Certificate  of  Designation,  incorporated  by reference  to Exhibit No. 4(b) of the  Company's
                           Registration Statement on Form S-3 [Reg. No. 33-99792] filed  on October 13, 1995

         4(c)              Certificate  of  Designation,  incorporated  by reference  to Exhibit No. 4(c) of the  Company's
                           Registration Statement on Form S-3 [Reg. No. 33-99792] filed on November 9, 1995

         4(d)              Certificate  of  Designation,  incorporated  by reference  to Exhibit No. 4(d) of the  Company's
                           Registration Statement on Form S-3 [Reg. No. 333-000140] filed on February 1, 1996.

         4(e)              Certificate of Designation, incorporated by reference to Exhibit No. 4(e) of the Company's
                           Registration Statement on Form S-3 [Reg. No. 333-3424] filed on April 9, 1996.

         4(f)              Certificate of Designation, incorporated by reference to Exhibit No. 4(f) of Amendment
                           No. 1 to the Company's Registration Statement on Form S-3 [Reg No. 333-0013424]
                           filed on  May 3, 1996.

         4(g)              Bylaws of the  Registrant  incorporated  by  reference  to  Exhibit  No.  3(b) of the  Company's
                           Amendment No. 8 to  Registration  Statement on Form S-1 [Reg. No.  33-47479]  filed December 17,
                           1992

         4(h)              Form of Common Stock Certificate  incorporated by reference to Exhibit No. 4(b) of the Company's
                           Amendment No. 8 to  Registration  Statement on Form S-1 [Reg. No.  33-47479]  filed December 17,
                           1992

         5*                Opinion of Foley, Hoag & Eliot regarding legality of shares registered hereunder

         23(a)*            Consent of Arthur Andersen LLP, independent public accountants

         23(b)*            Consent of Foley, Hoag & Eliot (included in Exhibit 5)

                                       28


ITEM 17. UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

         (i) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                       29


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Beverly, Commonwealth of Massachusetts, on June 11, 1996.

                                              PALOMAR MEDICAL TECHNOLOGIES, INC.



                                               By: /s/ Steven Georgiev
                                                   -----------------------------
                                                   Steven Georgiev, Chairman


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.


              Signature                                       Title                                       Date
              ---------                                       -----                                       ----
/s/  Steven Georgiev                      Chairman of the Board, Chief                                June 11, 1996
- --------------------------------------    Executive Officer and Director
Steven Georgiev                           (Principal Executive Officer)


/s/  Dr. Michael H. Smotrich              President, Chief Operating Officer,                         June 11, 1996
- --------------------------------------    Director
Dr. Michael H. Smotrich

/s/  Joseph P. Caruso                     Vice President, Chief Financial                             June 11, 1996
- --------------------------------------    Officer, Treasurer (Principal Financial
Joseph P. Caruso                          and Accounting Officer)


/s/  Joseph E. Levangie                   Director                                                    June 11, 1996
- --------------------------------------
Joseph E. Levangie

                                       30